Exhibit 10.1

WARRANT PURCHASE AGREEMENT

by and among

Transmeridian Exploration Incorporated, as Issuer and Seller

and

the parties named herein, as Purchasers

with respect to Seller’s

Warrants to Purchase Common Stock

March 15, 2007

Table of Exhibits and Schedules

Exhibit A	Form of Warrant

Exhibit B	Form of Investor Rights Agreement

Exhibit C	Form of Opinion of Seller’s Counsel

Schedule 1	Purchasers, Amount of Securities Purchased and Purchase Price

WARRANT PURCHASE AGREEMENT

This Warrant Purchase Agreement (the “Agreement”) is made and entered into as of March 15, 2007, by and among Transmeridian Exploration Incorporated, a Delaware corporation (the “Seller”), and each of the persons listed on Schedule 1 hereto (each is individually referred to as a “Purchaser” and collectively, as the “Purchasers”).

WHEREAS, each of the Purchasers is willing to purchase from the Seller, and the Seller desires to sell to the Purchasers, Common Stock Purchase Warrants (the “Warrants”) entitling the holders thereof to purchase up to 8,500,000 shares of the Seller’s common stock, $0.0006 par value (the “Common Stock”), as more fully set forth herein.

NOW THEREFORE, in consideration of the mutual promises and representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I—PURCHASE AND SALE

1.1 Purchase and Sale.

On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 2.2), the Seller will sell and each of the Purchasers will purchase Warrants to purchase a number of shares of Common Stock as set forth on Schedule 1. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares.” The Warrants and Warrant Shares are sometimes collectively referred to herein as the “Securities”.

1.2 Terms of the Warrants. The terms and provisions of the Warrants are more fully set forth in the form of Common Stock Purchase Warrant, attached hereto as Exhibit A.

1.3 Transfers; Legends.

(a)(i) Except as restricted by federal securities laws and the securities law of any state or other jurisdictions, the Warrants and Warrant Shares may be transferred, in whole or in part, by any of the Purchasers at any time. Any such transfer shall be made by a Purchaser in accordance with applicable law. Any transferee shall agree in writing to be bound by the terms of the Investor Rights Agreement and this Agreement. The Seller shall reissue certificates evidencing the applicable Securities upon surrender of certificates evidencing the Securities being transferred in accordance with this Section 1.3(a).

(ii) In connection with any transfer of Securities other than pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or to the Seller, the Seller may require the transferor thereof to furnish to the Seller an opinion of counsel selected by the transferor, such counsel and the form and substance of which opinion shall be reasonably satisfactory to the Seller and Seller’s counsel, to the effect that such transfer does not require registration under the Securities Act; provided, however, that in the case of a transfer pursuant to Rule 144 under the Securities Act, no opinion shall be required if the transferor provides the Company with a customary seller’s representation letter, and, if such sale is not pursuant to subsection (k) of Rule 144, a customary broker’s representation letter and Form 144. Notwithstanding the foregoing, the Seller hereby consents to and agrees to register on the books of the Seller and with any transfer agent for the securities of the Seller, without any such legal opinion, any transfer of Securities by a Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Seller that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and that it is acquiring the Securities solely for investment purposes (subject to the qualifications hereof) and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part in violation of the Securities Act.

(iii) An “Affiliate” means any Person (as such term is defined below) that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser. A “Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision of any thereof) or other entity of any kind.

(b) The certificates representing the Securities, unless, with respect to the Warrant Shares, such shares are eligible for resale without registration pursuant to Rule 144(k) under the Securities Act or have been sold pursuant to an effective registration statement under the Securities Act (in which case any such legend shall be removed), shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.”

ARTICLE II—PURCHASE PRICE AND CLOSING

2.1 Purchase Price. The purchase price (the “Purchase Price”) to be paid by each of the Purchasers to the Seller to acquire the Warrants shall be as set forth beside the name of such Purchaser on Schedule 1 hereto.

2.2 The Closing. The closing of the transactions contemplated under this Agreement (the “Closing”) will take place as promptly as practicable, but no later than two (2) business days following satisfaction or waiver of the conditions set forth in Article 5.1(a) and 5.2(a) (other than those conditions which by their terms are not to be satisfied or waived until the Closing), at the offices of Wiggin and Dana LLP, 400 Atlantic Street, Stamford, Connecticut 06901. The date on which the Closing occurs is the “Closing Date.”

ARTICLE III—REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchasers as follows, as of the date hereof:

3.1 Corporate Existence and Power; Subsidiaries. The Seller and its Subsidiaries are corporations or other organizations duly incorporated or organized (as the case may be) and validly existing, and the Seller is in good standing, in each case under the laws of the jurisdiction in which they are incorporated or organized. The Seller and its Subsidiaries have all corporate powers required to carry on their business as now conducted and are duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by them or the nature of their activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on the Seller. For purposes of this Agreement, the term “Material Adverse Effect” means, with respect to any person or entity, a material adverse effect on its and its Subsidiaries’ condition (financial or otherwise), business, properties, assets, liabilities (including contingent liabilities), results of operations or current prospects, taken as a whole. True and complete copies of the Seller’s Certificate of Incorporation, as amended, and Bylaws, as amended, as currently in effect and as will be in effect on the Closing Date (collectively, the “Certificate and Bylaws”), have previously been provided or made available to the Purchasers. For purposes of this Agreement, the term “Subsidiary” or “Subsidiaries” means, with respect to any entity, any corporation or other organization of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such entity or of which such entity is a partner or is, directly or indirectly, the beneficial owner of 50% or more of any class of equity securities or equivalent profit participation interests.

3.2 Corporate Authorization; Enforceability. The execution, delivery and performance by the Seller of this Agreement, the Warrants, the Investor Rights Agreement (as defined below), and each of the other documents executed pursuant to and in connection with this Agreement (collectively, the “Related Documents”), and the consummation of the transactions contemplated hereby and thereby (including, but not limited to, (i) the sale and delivery of the Warrants and (ii) the subsequent issuance of the Warrant Shares upon exercise of the Warrants) have been duly authorized, and, other than the preparation, filing and approval of an additional listing application with the American Stock Exchange (“AMEX”) with respect to the issuance of the Warrant Shares upon exercise of the Warrants, no additional corporate or stockholder action is required pursuant to the rules of any stock exchange, market or bulletin board on which the Common Stock is traded or otherwise for the approval of this Agreement, the Related Documents or the consummation of the transactions contemplated hereby or thereby. The Warrant Shares have been duly reserved for issuance by the Seller. This Agreement and the Related Documents have been or, to the extent contemplated hereby or by the Related Documents, will be duly executed and delivered and constitute the legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of its obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3 Regulatory Authorization. Except as otherwise specifically contemplated in this Agreement and the Related Documents, and except for: (i) the approval by AMEX of an additional listing application with respect to the issuance of the Warrant Shares upon exercise of the Warrants; (ii) the filing of the Registration Statement (as defined in the Investor Rights

Agreement) with the Securities and Exchange Commission (the “SEC” or the “Commission”); and (iii) any filings required under state or provincial securities laws that are permitted to be made after the date hereof, the execution, delivery and performance by the Seller of this Agreement and the Related Documents, and the consummation of the transactions contemplated hereby and thereby (including, but not limited to, (i) the sale and delivery of the Warrants and (ii) the subsequent issuance of the Warrant Shares upon exercise of the Warrants) by the Seller require no action by or in respect of, or filing with, any governmental or regulatory body, agency, official or authority.

3.4 Non-Contravention. The execution, delivery and performance by the Seller of this Agreement and the Related Documents, and the consummation by the Seller of the transactions contemplated hereby and thereby (including the issuance of the Warrant Shares) do not and will not (a) contravene or conflict with the Certificate and Bylaws of the Seller and its Subsidiaries or any material agreement to which the Seller is a party or by which it is bound; (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Seller or its Subsidiaries; (c) constitute a default (or would constitute a default with notice or lapse of time or both) under or give rise to a right of termination, cancellation or acceleration or loss of any benefit under any material agreement, contract or other instrument binding upon the Seller or its Subsidiaries or under any material license, franchise, permit or other similar authorization held by the Seller or its Subsidiaries; or (d) result in the creation or imposition of any Lien (as defined below) on any asset of the Seller or its Subsidiaries. For purposes of this Agreement, the term “Lien” means, with respect to any material asset, any mortgage, lien, pledge, charge, security interest, claim or encumbrance of any kind in respect of such asset.

3.5 SEC Documents. The Seller is obligated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to file reports pursuant to Sections 13 or 15(d) thereof (all such reports filed or required to be filed by the Seller, including all exhibits thereto or incorporated therein by reference, and all documents filed by the Seller under the Securities Act hereinafter called the “SEC Documents”). The Seller has filed all reports or other documents required to be filed under the Exchange Act. All SEC Documents filed by the Seller (i) were prepared in all material respects in accordance with the requirements of the Exchange Act and (ii) did not at the time they were filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Seller has previously delivered or made available to the Purchasers a correct and complete copy of each report which the Seller filed with the Commission under the Exchange Act for any period ending on or after December 31, 2005 (the “Recent Reports”). None of the information about the Seller or any of its Subsidiaries which has been disclosed to the Purchasers herein or in the course of discussions and negotiations with respect hereto which is not disclosed in the Recent Reports is or was required to be so disclosed, and no material non-public information has been disclosed to the Purchasers, except as contemplated by the letter agreement, dated as of March 14, 2007, by and among the Seller and the Purchasers (the “Letter Agreement”).

3.6 Financial Statements. Each of (i) Seller’s audited consolidated balance sheet and related consolidated statements of income, cash flows and changes in stockholders’ equity

(including the related notes) as of and for the years ended December 31, 2005 and December 31, 2004, as contained in the Recent Reports for such periods and (ii) the Seller’s unaudited consolidated balance sheet and related consolidated statements of income and cash flows as of and for the nine months ended September 30, 2006 as contained in the Recent Reports (both of (i) and (ii), collectively, the “Seller’s Financial Statements” or the “Financial Statements”) (x) present fairly in all material respects the financial position of the Seller and its Subsidiaries on a consolidated basis as of the dates thereof and the results of operations, cash flows and stockholders’ equity as of and for each of the periods then ended, except that the unaudited financial statements are subject to normal year-end adjustments, and (y) were prepared in accordance with United States generally accepted accounting principals (“GAAP”) applied on a consistent basis throughout the periods involved, in each case, except as otherwise indicated in the notes thereto.

3.7 Compliance with Law. The Seller and its Subsidiaries are in compliance and have conducted their business so as to comply with all laws, rules and regulations, judgments, decrees or orders of any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, domestic or foreign, applicable to their operations, except where the failure to so be in compliance would not have a Material Adverse Effect on the Seller. There are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration), against the Seller or its Subsidiaries or against any of their properties or businesses, the impact of which would have a Material Adverse Effect on the Seller.

3.8 No Undisclosed Liabilities. Except as set forth in the Recent Reports or in the disclosures provided to the Purchasers pursuant to the Letter Agreement, and except for liabilities and obligations incurred since December 31, 2005 in the ordinary course of business, consistent with past practice, as of the date hereof, (i) the Seller and its Subsidiaries do not have any material liabilities or obligations (absolute, accrued, contingent or otherwise), and (ii) there has not been any aspect of the prior or current conduct of the business of the Seller or its Subsidiaries which may form the basis for any material claim by any third party which if asserted could result in any such material liabilities or obligations.

3.9 Preemptive Rights. No Person possesses any right of first refusal, preemptive rights or similar rights in respect of (i) the Warrants or (ii) the Warrant Shares to be issued upon exercise of the Warrants.

3.10 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement, based upon any arrangement made by or on behalf of the Seller, which would make any Purchaser liable for any fees or commissions.

3.11 Securities Laws. Neither the Seller nor its Subsidiaries, nor any agent acting on behalf of the Seller or its Subsidiaries, has taken or will take any action which might cause this Agreement or the Warrants to violate the Securities Act or the Exchange Act or any rules or regulations promulgated thereunder, as in effect on the Closing Date. Assuming that all of the representations and warranties of the Purchasers set forth in Article IV are true, all offers and sales of the Warrants were conducted and completed in compliance with the Securities Act. All shares of capital stock and other securities issued by the Seller and its Subsidiaries prior to the date hereof have been issued in transactions that were either registered offerings or were exempt from the registration requirements under the Securities Act and all applicable state securities or “blue sky” laws and in compliance with all applicable corporate laws.

3.12 Poison Pill. Except as otherwise provided for in Section 203 of the Delaware General Corporation Law, the Seller and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Seller’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Seller fulfilling their obligations or exercising their rights under this Agreement and the Related Documents, including without limitation the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

ARTICLE IV—REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, for itself only, severally and not jointly, hereby represents and warrants to the Seller as follows, as of the date hereof:

4.1 Existence and Power. The Purchaser, if not a natural person, is duly organized, validly existing and in good standing under the laws of the jurisdiction of such Purchaser’s organization. Such Purchaser has all powers required to bind it to the representations, warranties and covenants set forth herein.

4.2 Authorization. The execution, delivery and performance by the Purchaser of this Agreement, the Related Documents to which such Purchaser is a party, and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized, and no additional action is required for the approval of this Agreement or such Related Documents. This Agreement and the Related Documents to which the Purchaser is a party have been or, to the extent contemplated hereby, will be duly executed and delivered and constitute valid and binding agreements of the Purchaser, enforceable against such Purchaser in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors and except that enforceability of their obligations thereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 Investment. The Purchaser is acquiring the securities described herein for the Purchaser’s own account and not with a view to, or for sale in connection with, any distribution thereof, nor with the intention of distributing or reselling the same; provided, however, that by making the representation in this Section 4.3, the Purchaser does not agree to hold any of the securities for any minimum or other specific term, and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Purchaser is aware that none of the securities has been registered under the Securities Act or under applicable state securities or blue sky laws. The Purchaser is an “Accredited Investor” as such term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act.

4.4 Reliance on Exemptions. The Purchaser understands that the Warrants are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Seller is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

4.5 Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. The Purchaser has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Warrants, including but not limited to the Recent Reports and the disclosures provided to the Purchaser pursuant to the Letter Agreement. The Purchaser has had an opportunity to discuss its purchase of the Warrants and related matters with representatives of the Seller and ask questions of them and has received satisfactory answers and all information requested.

4.6 General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

ARTICLE V—CONDITIONS TO CLOSING

5.1 Conditions to Obligations of Purchasers to Effect the Closing. The obligations of a Purchaser to effect the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing, of each of the following conditions, any of which may be waived, in writing, by a Purchaser:

(a) The Seller shall deliver or cause to be delivered to each of the Purchasers the following:

1. An original executed Common Stock Purchase Warrant, substantially in the form of Exhibit A hereto, registered in the name of such Purchaser, pursuant to which such Purchaser shall be initially entitled to purchase that number of shares of Common Stock as set forth on Schedule 1.

2. The Investor Rights Agreement, in the form attached hereto as Exhibit B (the “Investor Rights Agreement”), duly executed by the Seller.

3. A legal opinion or legal opinions from Nicolas J. Evanoff, the Seller’s General Counsel, and/or Akin Gump Strauss Hauer & Feld LLP, the Seller’s outside counsel, with respect to the matters set forth in Exhibit C.

4. A certificate of the Secretary of the Seller (the “Secretary’s Certificate”), in form and substance satisfactory to the Purchasers, certifying as follows:

(i) that the Board of Directors of the Seller has duly authorized the execution, delivery and performance of this Agreement and the Related Documents, instruments and certificates required to be executed by it in connection herewith and duly approved the consummation of the transactions in the manner contemplated hereby including, but not limited to, the authorization and issuance of the Warrants and, as of the Closing Date, such authorization and approval remain in full force and effect;

(ii) the names and true signatures of the officers of the Seller signing this Agreement and all other documents to be delivered in connection with this Agreement; and

(iii) such other matters as the Purchasers may reasonably request.

5. A wire transfer representing the Purchasers’ legal fees and other third-party expenses as described in Section 7.3 hereof.

6. This Agreement, duly executed by the Seller.

7. Such other documents as the Purchasers shall reasonably request.

5.2 Conditions to Obligations of the Seller to Effect the Closing. The obligations of the Seller to effect the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Seller:

(a) Each of the Purchasers shall deliver or cause to be delivered to the Seller (i) payment of the Purchase Price set forth opposite such Purchaser’s name on Schedule 1, in cash by wire transfer of immediately available funds; (ii) an executed copy of this Agreement; (iii) an executed copy of the Investor Rights Agreement; and (iv) such other documents as the Seller shall reasonably request.

ARTICLE VI—INDEMNIFICATION, TERMINATION AND DAMAGES

6.1 Survival of Representations. The representations and warranties of the Seller and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing Date and shall continue in full force and effect for a period of three (3) years from the Closing Date. The Seller’s and the Purchasers’ warranties and representations shall in no way be affected or diminished in any way by any investigation of (or failure to investigate) the subject matter thereof made by or on behalf of the Seller or the Purchasers.

6.2 Indemnification.

(a) The Seller agrees to indemnify and hold harmless the Purchasers, their Affiliates, each of their officers, directors, partners, members, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of (i) any breach or default in the performance by the Seller of any covenant or agreement made by the Seller in this Agreement or in any of the Related Documents; (ii) any breach of warranty or representation made by the Seller in this Agreement or in any of the Related Documents or (iii) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing.

(b) The Purchasers, severally and not jointly, agree to indemnify and hold harmless the Seller, its Affiliates, each of their officers, directors, partners, members, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of (A) any breach or default in the performance by the Purchasers of any covenant or agreement made by the Purchasers in this Agreement or in any of the Related Documents; (B) any breach of warranty or representation made by the Purchasers in this Agreement or in any of the Related Documents; and (C) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing; provided, however, that a Purchaser’s liability under this Section 6.2(b) shall not exceed the Purchase Price paid by such Purchaser hereunder.

6.3 Indemnity Procedure. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the “Indemnifying Party” and the other party or parties claiming indemnity is referred to as the “Indemnified Party”. An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within thirty (30) business days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party’s approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties or representation of both parties by the same counsel would be inappropriate in the reasonable opinion of the Indemnified Party, due to conflicts of interest or otherwise. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim. The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

ARTICLE VII—MISCELLANEOUS

7.1 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement, and further agrees to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

7.2 (a) Securities Laws Disclosure; Publicity. The Seller shall within four business days after the Closing Date, file with the Commission a Current Report on Form 8-K disclosing the transactions contemplated hereby, except to the extent the transactions contemplated hereby are disclosed in the Seller’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Except as provided in the preceding sentence, neither the Company nor the Purchasers shall make any press release or other public announcement of the terms of this Agreement or the transactions contemplated hereby without the prior approval of the other, unless otherwise required by applicable law or the rules of the Commission or other applicable regulatory authority.

(b) Listing of Warrant Shares. Seller shall use its best efforts to obtain, as promptly as practicable, the approval of an application to AMEX for the listing or qualification of the Warrant Shares for trading thereon.

7.3 Fees and Expenses. The Seller shall be responsible for the payment of the Purchasers’ actual and reasonable legal fees and other third-party expenses relating to the preparation, negotiation and execution of this Agreement and the Related Documents and the consummation of the transactions contemplated herein and therein.

7.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:00 p.m. (New York City time) on any business day, or (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal Express. The address for such notices and communications shall be as follows:

If to the Purchasers at each Purchaser’s address set forth under its name on Schedule 1 attached hereto, or with respect to the Seller, addressed to:

Transmeridian Exploration Incorporated
397 N. Sam Houston Pkwy E, Suite 300
Houston, Texas 77060
Attention: Chief Financial Officer
Facsimile No.: 281-999-9094

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Seller shall be sent to James L. Rice III, Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002-5200, Facsimile No. 713-236-0822, provided, however, that such copies shall not constitute notice for the purposes of this Agreement or otherwise. Copies of notices to any Purchaser shall be sent to the addresses, if any, listed on Schedule 1 attached hereto, provided, however, that such copies shall not constitute notice for the purposes of this Agreement or otherwise.

Unless otherwise stated above, such communications shall be effective when they are received by the addressee thereof in conformity with this section. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this section.

7.5 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and enforced in accordance with the laws of the State of New York without reference to the conflicts of laws principles thereof.

7.6 Jurisdiction and Venue. This Agreement shall be subject to the exclusive jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York and irrevocably and expressly agree to submit to the jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in New York County, New York, and further irrevocably waive any claim that any suit, action or proceeding brought in Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York has been brought in an inconvenient forum. Each of the parties hereto consents to process being served in any such suit, action or proceeding, by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.6 shall affect or limit any right to serve process in any other manner permitted by law.

7.7 Successors and Assigns. This Agreement is personal to each of the parties and may not be assigned without the written consent of the other parties; provided, however, that any of the Purchasers shall be permitted to assign this Agreement to any Person to whom it assigns or transfers Securities in compliance with applicable securities laws. Any assignee must be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

7.8 Severability. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

7.9 Entire Agreement. This Agreement, the Related Documents and the other agreements and instruments referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings.

7.10 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law, or in equity on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

7.11 Amendment and Waivers. Any term or provision of this Agreement may be amended, the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) and this Agreement may be amended or supplemented only by a writing signed by the Seller and the holders of Warrants representing at least a majority of the aggregate number of Warrant Shares purchaseable pursuant to all Warrants then outstanding, and such waiver or amendment, as the case may be, shall be binding upon all Purchasers. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. No amendment shall be effected to impact a holder of Warrants in a disproportionately adverse fashion without the consent of such individual holder of Warrants.

7.12 No Waiver. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

7.13 Counterparts; Interpretation. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories. In the event that any signature is delivered by electronic means, including electronic mail or facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof. Headings used in this Agreement are for convenience only, and will not affect the interpretation of this Agreement. Any form of the word “include” used in this Agreement shall be deemed to be followed by the phrase “without limitation.”

7.14 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

7.15 Waiver of Trial by Jury. THE PARTIES HERETO IRREVOCABLY WAIVE TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.16 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement or any Related Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any such agreement. Nothing contained herein or in any Related Documents, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by such agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Related Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser represents that it has been represented by its own separate legal counsel in its review and negotiation of this Agreement and the Related Documents. For reasons of administrative convenience only, the Purchasers acknowledge and agree that they and their respective counsel have chosen to communicate with the Company through Wiggin and Dana LLP, but Wiggin and Dana LLP does not represent any of the Purchasers in this transaction other than North Sound Capital LLC.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

TRANSMERIDIAN EXPLORATION INCORPORATED

By:	/s/ Lorrie T. Olivier
Name:	Lorrie T. Olivier
Title:	President & CEO

PURCHASERS:

Print Exact Name: North Sound Legacy Institutional Fund LLC

By:	/s/ Thomas Mcauley
Name:	Thomas Mcauley
Title:	Chief Investment Officer

Address:	North Sound Capital LLC
20 Horseneck Lane
Greenwich, CT 06830

Telephone:	203.340.5700

Facsimile:	203.340.5701

Email:

Amount of Investment:$2,000,000

[Omnibus Transmeridian Exploration Incorporated Warrant Purchase Agreement Signature Page]

PURCHASERS:

Print Exact Name: North Sound Legacy Institutional Fund LLC

By:	/s/ Thomas Mcauley
Name:	Thomas Mcauley
Title:	Chief Investment Officer

Address:	North Sound Capital LLC
20 Horseneck Lane
Greenwich, CT 06830

Telephone:	203.340.5700

Facsimile:	203.340.5701

Email:

Amount of Investment:$6,000,000

[Omnibus Transmeridian Exploration Incorporated Warrant Purchase Agreement Signature Page]

Schedule 1

to Warrant Purchase Agreement

Purchasers, Amount of Securities Purchased and Purchase Price

Name, Address and Fax Number of Purchaser and Registration Instructions	Copies of Notices to	Common Stock Underlying Warrants	Purchase Price
North Sound Legacy Institutional Fund LLC c/o North Sound Capital LLC 20 Horseneck Lane Greenwich, CT 06830 Attn: Andrew David Tel:(203) 340-5784 Fax: (203) 340-5701 Email: andrew.david@northsound.com	Wiggin and Dana LLP 400 Atlantic Street Stamford, CT 06901 Attn: Michael Grundei Tel: (203) 363-7630 Fax: (203) 363-7676 mgrundei@wiggin.com	2,125,000	$2,000,000

North Sound Legacy International Ltd. c/o North Sound Capital LLC 20 Horseneck Lane Greenwich, CT 06830 Attn: Andrew David Tel: (203) 340-5784 Fax: (203) 340-5701 Email: andrew.david@northsound.com	Wiggin and Dana LLP 400 Atlantic Street Stamford, CT 06901 Attn: Michael Grundei Tel: (203)363-7630 Fax: (203)363-7676 mgrundei@wiggin.com	6,375,000	$6,000,000

Totals:		8,500,000	$8,000,000